Vanguard Fixed Income Securities Funds  Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for each fund.*
The individuals listed in the table below were elected as trustees for each fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the funds prior to the shareholder meeting.



Trustee                           For           Withheld     Percentage For
John J. Brennan         7,537,603,595        159,995,552              97.9%
Charles D. Ellis        7,468,323,919        229,275,228              97.0%
Emerson U. Fullwood     7,503,727,508        193,871,639              97.5%
Rajiv L. Gupta          7,525,623,343        171,975,803              97.8%
Amy Gutmann             7,522,220,048        175,379,099              97.7%
JoAnn Heffernan Heisen  7,527,845,268        169,753,879              97.8%
F. William McNabb III   7,538,221,054        159,378,093              97.9%
Andre F. Perold         7,498,307,575        199,291,572              97.4%
Alfred M. Rankin, Jr.   7,530,683,394        166,915,753              97.8%
Peter F. Volanakis      7,537,565,751        160,033,396              97.9%


*  Results are for all funds within the same trust.


Proposal 2: - Update and standardize the funds' fundamental policies regarding:
(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the funds to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.

                              For     Abstain     Against     Broker  Percentage
                                                             Non-Votes       For
Short-Term Investment-Grade Fund
2a                  1,328,829,929  16,539,921  39,711,690  196,369,679     84.0%
2b                  1,328,718,539  18,305,793  38,057,208  196,369,679     84.0%
2c                  1,304,262,753  17,352,680  63,466,110  196,369,675     82.5%
2d                  1,307,860,812  16,507,419  60,713,305  196,369,683     82.7%
2e                  1,315,721,253  16,933,294  52,426,995  196,369,678     83.2%
2f                  1,326,683,739  17,353,967  41,043,837  196,369,676     83.9%
2g                  1,334,955,617  17,830,653  32,295,267  196,369,681     84.4%

Intermediate-Term Investment Grade Fund
2a                    722,587,733   9,627,713  15,434,901   85,803,277     86.7%
2b                    722,115,099   9,862,458  15,672,788   85,803,280     86.6%
2c                    708,059,488  10,001,132  29,589,721   85,803,283     85.0%
2d                    710,677,308   9,295,376  27,677,659   85,803,281     85.3%
2e                    717,235,779   9,145,820  21,268,742   85,803,283     86.1%
2f                    720,742,271   9,651,727  17,256,345   85,803,281     86.5%
2g                    722,084,709  10,113,222  15,452,411   85,803,282     86.6%

Long-Term Investment-Grade Fund
2a                    479,276,584  10,384,760  16,903,679   35,378,950     88.4%
2b                    478,637,263  11,135,856  16,791,905   35,378,949     88.3%
2c                    474,646,562  10,894,318  21,024,146   35,378,947     87.6%
2d                    475,391,043  11,182,504  19,991,476   35,378,950     87.7%
2e                    474,051,373  10,871,149  21,642,500   35,378,950     87.5%
2f                    476,768,582  11,016,489  18,779,951   35,378,950     88.0%
2g                    482,620,821  10,745,920  13,198,281   35,378,951     89.1%

High-Yield Corporate Fund
2a                  1,143,174,557  19,209,271  43,880,385  124,450,302     85.9%
2b                  1,141,465,415  22,031,691  42,767,105  124,450,303     85.8%
2c                  1,127,115,997  20,719,323  58,428,891  124,450,303     84.7%
2d                  1,132,826,119  21,710,784  51,727,305  124,450,306     85.1%
2e                  1,122,517,636  20,295,854  63,450,722  124,450,302     84.4%
2f                  1,134,400,465  21,598,573  50,265,170  124,450,306     85.2%
2g                  1,146,871,681  20,779,154  38,613,373  124,450,305     86.2%

Short-Term Treasury Fund
2a                    340,676,326   9,792,696  16,654,653    50,886,39     81.5%
2b                    329,883,128   9,705,453  27,535,095    50,886,39     78.9%
2c                    326,819,461  10,288,324  30,015,889    50,886,39     78.2%
2d                    339,314,446  10,413,979  17,395,248    50,886,39     81.2%
2e                    326,491,544  10,420,498  30,211,633    50,886,39     78.1%
2f                    340,050,734  10,433,315  16,639,623    50,886,39     81.3%
2g                    330,794,104  21,789,245  14,540,330    50,886,38     79.1%

Short-Term Federal Fund
2a                    221,810,169   7,016,806   5,534,723   35,060,901     82.3%
2b                    221,198,924   7,270,264   5,892,511   35,060,900     82.1%
2c                    218,903,718   7,416,652   8,041,323   35,060,905     81.2%
2d                    220,344,989   7,191,677   6,825,027   35,060,906     81.8%
2e                    219,541,307   7,382,572   7,437,816   35,060,904     81.5%
2f                    220,980,639   7,418,159   5,962,898   35,060,903     82.0%
2g                    221,078,662   7,894,633   5,388,400   35,060,904     82.1%

Intermediate-Term Treasury Fund
2a                    339,019,238   7,475,703  18,288,166   44,836,303     83.1%
2c                    335,561,933   8,130,869  21,090,308   44,836,302     81.9%
2d                    335,199,068   8,228,259  21,355,781   44,836,303     81.8%
2e                    336,169,568   7,800,727  20,812,818   44,836,298     82.1%
2f                    338,164,774   8,042,274  18,576,060   44,836,304     82.6%
2g                    342,108,220   7,826,701  14,848,193   44,836,297     83.5%

GNMA Fund
2a                  1,787,337,612  44,307,753  80,282,094  228,883,080     83.5%
2b                  1,779,739,273  50,228,338  81,959,850  228,883,077     83.1%
2c                  1,753,746,989  49,969,200 108,211,271  228,883,078     81.9%
2d                  1,758,185,968  51,282,954 102,458,538  228,883,078     82.1%
2e                  1,748,928,027  49,778,222 113,221,208  228,883,081     81.7%
2f                  1,772,902,554  49,810,838  89,214,065  228,883,081     82.8%
2g                  1,797,746,391  48,018,093  66,162,975  228,883,079     84.0%

Long-Term Treasury Fund
2a                    146,811,347   4,632,726   8,688,336   12,040,794     85.3%
2b                    144,200,905   5,240,277  10,691,223   12,040,798     83.8%
2c                    133,052,018   4,987,063  22,093,326   12,040,796     77.3%
2d                    141,589,271   5,131,627  13,411,508   12,040,797     82.2%
2e                    141,142,062   5,000,322  13,990,023   12,040,796     82.0%
2f                    143,376,501   5,182,280  11,573,625   12,040,797     83.3%
2g                    144,806,461   5,187,343  10,138,604   12,040,795     84.1%

Fund shareholders did not approve the following proposal:

Proposal 3 - Institute procedures to prevent holding investments in companies that, in the judgment of the board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights. The trustees recommended a vote against this proposal because it called for procedures that duplicate existing practices and procedures of the Vanguard funds.

                                For     Abstain     Against    Broker Percentage
                                                            Non-Votes        For
Short-Term Treasury Fund 42,334,278  16,766,731 305,160,735  53,748,32     10.1%